Certification of the Chief Financial Officer
                       Pursuant to 18 U.S.C. Section 1350



     Solely for the purposes of complying with 18 U.S.C. section 1350, I, the undersigned Vice President of Finance and Chief Financial Officer of Gehl Company (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 28, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Date:  November 12, 2002                           /s/ Kenneth P. Hahn
                                                   -----------------------------
                                                   Kenneth P. Hahn
                                                   Vice President of Finance
                                                   and Chief Financial Officer